Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS SECOND QUARTER RESULTS
•Net income of $5.02 per diluted share
•Adjusted operating income* of $4.00 per diluted share
•ROE 6.3% and adjusted operating ROE* 5.7% for the trailing twelve months
•Quarterly shareholder dividend raised 4% to $0.73
•Global estimated COVID-19 impacts of approximately $130 million1 for the second quarter

ST. LOUIS, August 3, 2021 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported second quarter net income of $344 million, or $5.02 per diluted share, compared with $158 million, or $2.48 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $274 million, or $4.00 per diluted share, compared with $87 million, or $1.36 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.16 per diluted share on net income and $0.12 per diluted share on adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2021	2020	2021	2020
Net premiums	$3,098	$2,790	$6,012	$5,609
Net income	344	158	483	70
Net income per diluted share	5.02	2.48	7.06	1.11
Adjusted operating income*	274	87	190	176
Adjusted operating income per diluted share*	4.00	1.36	2.78	2.78
Book value per share	197.72	184.78
Book value per share, excluding accumulated other comprehensive income (AOCI)*	138.29	128.82
Total assets	88,944	80,729

*	See ‘Use of Non-GAAP Financial Measures’ below
1 COVID-19 impact estimates include mortality and morbidity claims of approximately $168 million with offsetting impacts from longevity of approximately $38 million.

In the second quarter, consolidated net premiums totaled $3.1 billion, an increase of 11% over last year’s second quarter, with a favorable net foreign currency effect of $124 million. Compared with the year-ago period, excluding spread-based businesses and the value of associated derivatives, second quarter investment income increased 26%, reflecting a 10% higher average asset balance and strong variable investment income. Average investment yield increased to 4.64% in the second quarter from 4.07% in the prior year, primarily due to higher variable investment income.

The effective tax rate this quarter was 28.5% on pre-tax income. The effective tax rate was 24.0% on pre-tax adjusted operating income for the quarter, within the expected range of 23% to 24%.

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Anna Manning, President and Chief Executive Officer, commented, “We are very pleased with the Company’s strong performance in the second quarter, as the earnings contribution was broad-based by geography and lines of business, the impact of COVID-19 was significantly reduced, and our investment results were very favorable. Notably, our U.S. Traditional segment had a very good quarter, and our GFS business performed extremely well across all our regions and lines of business. Reported premium growth was very good, organic growth was solid, and new business momentum has picked up and is encouraging. We deployed approximately $200 million of capital into in-force transactions, and the pipeline is active.

“Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.2 billion. We expect our results to continue to reflect some additional COVID-19 claims, but at manageable and decreasing levels. We expect our underlying earnings power to be sustained and to continue to deliver attractive financial results over time.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$1,578	$1,454
Pre-tax income (loss)	135	(158)
Pre-tax adjusted operating income (loss)	134	(165)

•Results reflected COVID-19 claim costs of approximately $57 million; non-COVID-19 individual mortality experience was in line with expectations.
•Group and Individual Health experience was favorable.
•Strong variable investment income due to favorable limited partnership performance and real estate joint venture realizations.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Asset-Intensive:
Pre-tax income	$163	$93
Pre-tax adjusted operating income	126	63
Capital Solutions:
Pre-tax income	23	24
Pre-tax adjusted operating income	23	24

•Asset-Intensive results were very strong due to favorable overall experience, transaction and other fees, and favorable longevity experience.
•Capital Solutions results were in line with expectations.

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Canada

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$301	$254
Pre-tax income	32	44
Pre-tax adjusted operating income	34	40

•Foreign currency exchange rates had a favorable effect of $34 million on net premiums.
•Results reflected approximately $21 million of COVID-19 claim costs; non-COVID-19 experience was favorable.
•Foreign currency exchange rates had a favorable effect of $3 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$4	$4
Pre-tax adjusted operating income	4	4

•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and a favorable effect of $1 million on pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$433	$352
Pre-tax income (loss)	(12)	16
Pre-tax adjusted operating income (loss)	(12)	16

•Foreign currency exchange rates had a favorable effect of $47 million on net premiums.
•Results reflected approximately $35 million of COVID-19 claim costs, primarily from the U.K. and South Africa; non-COVID-19 experience was favorable.
•Foreign currency exchange rates had an adverse effect of $4 million on pre-tax loss and pre-tax adjusted operating loss.

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Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$83	$98
Pre-tax adjusted operating income	83	79

•Results reflected favorable longevity benefits.
•Foreign currency exchange rates had a favorable effect of $10 million on pre-tax income and $9 million on pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$616	$607
Pre-tax income (loss)	(12)	47
Pre-tax adjusted operating income (loss)	(12)	47

•Foreign currency exchange rates had a favorable effect of $30 million on net premiums.
•Results reflected COVID-19 claims of approximately $55 million, of which approximately $51 million was from India; non-COVID-19 experience in Asia was favorable.
•Australia reported a modest profit.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax loss and pre-tax adjusted operating loss.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$48	$31
Pre-tax income	31	26
Pre-tax adjusted operating income	20	12

•Results reflected favorable experience on existing treaties and contributions from recent transactions.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

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Corporate and Other

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$35	$1
Pre-tax adjusted operating loss	(39)	(11)

•Pre-tax income reflects gains associated with portfolio repositioning and the sale of RGA's Dutch life insurance company, Leidsche, that was announced in 2020, in addition to unrealized gains on limited partnership investments.
•Pre-tax adjusted operating loss was higher than the average run rate for the quarter, primarily due to lower investment income.

Capital Management

Todd C. Larson, Senior Executive Vice President and Chief Financial Officer, commented, “Recognizing our strong underlying business fundamentals, our excess capital position, and the expectation of reducing levels of COVID-19 costs going forward, we have increased the dividend and are lifting the existing suspension on share repurchases.”

Dividend Declaration

Effective August 3, 2021, the board of directors increased the quarterly dividend 4%, to $0.73 from $0.70, payable August 31, 2021, to shareholders of record as of August 17, 2021.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 10 a.m. Eastern Time on Wednesday, August 4. Interested parties may access the call by dialing 800-458-4121 (domestic) or 323-794-2093 (international). The access code is 9949193. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives

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and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.5 trillion of life reinsurance in force and assets of $88.9 billion as of June 30, 2021. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.                             - more -

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The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$344	$5.02	$158	$2.48
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(82)	(1.19)	23	0.35
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(0.01)	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	1	0.01	(85)	(1.33)
Included in interest credited	(2)	(0.03)	6	0.09
DAC offset, net	(1)	(0.01)	(16)	(0.25)
Investment (income) loss on unit-linked variable annuities	(2)	(0.03)	(12)	(0.19)
Interest credited on unit-linked variable annuities	2	0.03	12	0.19
Interest expense on uncertain tax positions	3	0.04	3	0.05
Non-investment derivatives and other	(12)	(0.18)	3	0.05
Uncertain tax positions and other tax related items	24	0.35	(3)	(0.05)
Adjusted operating income	$274	$4.00	$87	$1.36

(Unaudited)	Six Months Ended June 30,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$483	$7.06	$70	$1.11
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(261)	(3.82)	(28)	(0.46)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	(4)	(0.06)
Embedded derivatives:
Included in investment related gains/losses, net	(53)	(0.77)	198	3.13
Included in interest credited	(26)	(0.38)	15	0.24
DAC offset, net	8	0.12	(85)	(1.34)
Investment (income) loss on unit-linked variable annuities	(1)	(0.01)	1	0.02
Interest credited on unit-linked variable annuities	1	0.01	(1)	(0.02)
Interest expense on uncertain tax positions	5	0.07	6	0.09
Non-investment derivatives and other	(3)	(0.04)	1	0.02
Uncertain tax positions and other tax related items	39	0.57	3	0.05
Adjusted operating income	$190	$2.78	$176	$2.78
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2021
	Pre-tax Income (loss)	Income Taxes	Effective Tax Rate
GAAP income	$481,891	$137,554	28.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(103,446)	(62,313)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1,506)	(316)
Embedded derivatives:
Included in investment related gains/losses, net	1,548	325
Included in interest credited	(2,998)	(630)
DAC offset, net	(2,417)	(507)
Investment (income) loss on unit-linked variable annuities	(2,163)	(454)
Interest credited on unit-linked variable annuities	2,163	454
Interest expense on uncertain tax positions	3,193	670
Non-investment derivatives and other	(15,223)	(3,196)
Uncertain tax positions and other tax related items	—	15,057
Adjusted operating income	$361,042	$86,644	24.0%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income before income taxes	$482	$195	$668	$99
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(104)	31	(332)	(37)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(3)	(2)	(5)
Embedded derivatives:
Included in investment related gains/losses, net	1	(108)	(67)	250
Included in interest credited	(3)	7	(33)	19
DAC offset, net	(2)	(21)	10	(108)
Investment (income) loss on unit-linked variable annuities	(2)	(15)	(1)	1
Interest credited on unit-linked variable annuities	2	15	1	(1)
Interest expense on uncertain tax positions	3	4	6	8
Non-investment derivatives and other	(15)	4	(4)	1
Pre-tax adjusted operating income	$361	$109	$246	$227
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$135	$—		$(1)		$134
Financial Solutions:
Asset-Intensive	163	(47)	(1)	10	(2)	126
Capital Solutions	23	—		—		23
Total U.S. and Latin America	321	(47)		9		283
Canada Traditional	32	2		—		34
Canada Financial Solutions	4	—		—		4
Total Canada	36	2		—		38
EMEA Traditional	(12)	—		—		(12)
EMEA Financial Solutions	83	—		—		83
Total EMEA	71	—		—		71
Asia Pacific Traditional	(12)	—		—		(12)
Asia Pacific Financial Solutions	31	(11)		—		20
Total Asia Pacific	19	(11)		—		8
Corporate and Other	35	(74)		—		(39)
Consolidated	$482	$(130)		$9		$361
(1)Asset-Intensive is net of $(13) DAC offset.
(2)Asset-Intensive is net of $11 DAC offset.

(Unaudited)	Three Months Ended June 30, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(158)	$—		$(7)		$(165)
Financial Solutions:
Asset-Intensive	93	81	(1)	(111)	(2)	63
Capital Solutions	24	—		—		24
Total U.S. and Latin America	(41)	81		(118)		(78)
Canada Traditional	44	(4)		—		40
Canada Financial Solutions	4	—		—		4
Total Canada	48	(4)		—		44
EMEA Traditional	16	—		—		16
EMEA Financial Solutions	98	(19)		—		79
Total EMEA	114	(19)		—		95
Asia Pacific Traditional	47	—		—		47
Asia Pacific Financial Solutions	26	(14)		—		12
Total Asia Pacific	73	(14)		—		59
Corporate and Other	1	(12)		—		(11)
Consolidated	$195	$32		$(118)		$109
(1)Asset-Intensive is net of $(4) DAC offset.
(2)Asset-Intensive is net of $(17) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Six Months Ended June 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(203)	$—		$(7)		$(210)
Financial Solutions:
Asset-Intensive	223	8	(1)	(56)	(2)	175
Capital Solutions	46	—		—		46
Total U.S. and Latin America	66	8		(63)		11
Canada Traditional	56	1		—		57
Canada Financial Solutions	10	—		—		10
Total Canada	66	1		—		67
EMEA Traditional	(80)	—		—		(80)
EMEA Financial Solutions	143	(18)		—		125
Total EMEA	63	(18)		—		45
Asia Pacific Traditional	29	—		—		29
Asia Pacific Financial Solutions	59	(20)		—		39
Total Asia Pacific	88	(20)		—		68
Corporate and Other	385	(330)		—		55
Consolidated	$668	$(359)		$(63)		$246
(1)Asset-Intensive is net of $(27) DAC offset.
(2)Asset-Intensive is net of $37 DAC offset.

(Unaudited)	Six Months Ended June 30, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(220)	$—		$—		$(220)
Financial Solutions:
Asset-Intensive	55	(109)	(1)	160	(2)	106
Capital Solutions	47	—		—		47
Total U.S. and Latin America	(118)	(109)		160		(67)
Canada Traditional	67	9		—		76
Canada Financial Solutions	7	—		—		7
Total Canada	74	9		—		83
EMEA Traditional	33	—		—		33
EMEA Financial Solutions	128	(13)		—		115
Total EMEA	161	(13)		—		148
Asia Pacific Traditional	71	—		—		71
Asia Pacific Financial Solutions	1	21		—		22
Total Asia Pacific	72	21		—		93
Corporate and Other	(90)	60		—		(30)
Consolidated	$99	$(32)		$160		$227
(1)Asset-Intensive is net of $1 DAC offset.
(2)Asset-Intensive is net of $(109) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Earnings per share from net income:
Basic earnings per share	$5.06	$2.49	$7.11	$1.12
Diluted earnings per share	$5.02	$2.48	$7.06	$1.11

Diluted earnings per share from adjusted operating income	$4.00	$1.36	$2.78	$2.78
Weighted average number of common and common equivalent shares outstanding	68,533	63,749	68,460	63,298

(Unaudited)	At June 30,
	2021	2020
Treasury shares	17,314	17,375
Common shares outstanding	67,997	67,936
Book value per share outstanding	$197.72	$184.78
Book value per share outstanding, before impact of AOCI	$138.29	$128.82

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2021	2020
Book value per share outstanding	$197.72	$184.78
Less effect of AOCI:
Accumulated currency translation adjustments	(0.29)	(3.09)
Unrealized appreciation of securities	60.78	60.19
Pension and postretirement benefits	(1.06)	(1.14)
Book value per share outstanding, before impact of AOCI	$138.29	$128.82

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2021:	Average Equity
Stockholders' average equity	$13,131
Less effect of AOCI:
Accumulated currency translation adjustments	(102)
Unrealized appreciation of securities	4,276
Pension and postretirement benefits	(75)
Stockholders' average equity, excluding AOCI	$9,032

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2021:	Income
Net Income	$828	6.3%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(229)
Change in fair value of embedded derivatives	(233)
Deferred acquisition cost offset, net	87
Tax expense on uncertain tax positions	57
Adjusted operating income	$510	5.7%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Net premiums	$3,098	$2,790	$6,012	$5,609
Investment income, net of related expenses	759	645	1,571	1,239
Investment related gains (losses), net	112	81	414	(204)
Other revenue	168	90	259	166
Total revenues	4,137	3,606	8,256	6,810
Benefits and expenses:
Claims and other policy benefits	2,813	2,700	6,005	5,364
Interest credited	218	187	364	333
Policy acquisition costs and other insurance expenses	339	290	672	538
Other operating expenses	240	188	454	383
Interest expense	43	42	88	83
Collateral finance and securitization expense	2	4	5	10
Total benefits and expenses	3,655	3,411	7,588	6,711
Income before income taxes	482	195	668	99
Provision for income taxes	138	37	185	29
Net income	$344	$158	$483	$70
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